ORGANIZATIONAL CHART OF AGL RESOURCES INC.*
(immediately following consummation of sale)



AGL Resources Inc
Pivotal Propane of Virginia, Inc (DE)
AGL Capital Corporation (NV)
Georgia Natural Gas Company
AGL Investments, Inc
Chattanooga Gas Company (TN)
Atlanta Gas Light Company (GA)
Virginia Natural Gas, Inc (VA)
NUI Corporation (NJ) (NOTE2)
AGL Service Company (NOTE1)
SouthStar Energy Services LLC (DE) (70% Member)
AGL Networks, LLC
Sequent, Companies
Pivotal Storage, Inc (DE)
Pivotal Storage, LLC (DE)
NUI Saltville Storage, Inc
NUI Capital Corp
Virginia Gas Company
NUI Utilities (NJ)
NUI ES
Utility Business Services, Inc
Virginia Gas Distribution
Elizabethtown Gas
Florida City Gas
Elkton Gas Services

NOTE1	Includes shared employees for Senior Officers and Directors, Business Support, External Relations, Financial Services, IT, Investor Relations, Legal, Marketing, Rates and Regulation, and HR
NOTE2	Includes shared employees for Accounting and IT
*	Diagram does not show every subsidiary of AGLR, but shows AGLR's operating subsidiaries and those in the chain of title of the assets/ interests affected by the Saltville PSA, after consummation of the dispositions contemplated therein.
▢	Represents Energy Affiliates of Saltville Gas Storage Company, LLC in the AGL Resources family of companies